UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 27, 2007
(Date of Earliest Event Reported)

On Assignment, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20540	95-4023433
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

(818) 878-7900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 26, 2007, Shawn Mohr, the Chief Sales Officer and President of the Healthcare Staffing Division of On Assignment, Inc. (the “Company”) and the Company mutually agreed that Mr. Mohr’s employment with the Company will terminate effective December 31, 2007 in order to permit Mr. Mohr to pursue other career opportunities. Mr. Mohr’s Employment Agreement with the Company, dated April 14, 2004 (the “Employment Agreement”), will terminate in connection with his termination of employment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Resignation of Officer

The information set forth above under “Item 1.02 – Termination of a Material Definitive Agreement” is incorporated into this Item 5.02(b).

As previously disclosed, Shawn Mohr’s employment with the Company as its Chief Sales Officer and President of the Healthcare Staffing Division will terminate on December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: November 27, 2007	By:	/s/ James L. Brill
		Name:	James L. Brill
		Title:	Sr. Vice President, Finance and
Chief Financial Officer